EXHIBIT 4.1
EXECUTION
MAXTOR CORPORATION
2.375% Convertible Senior Notes Due 2012

INDENTURE
Dated as of August 15, 2005

U.S. BANK NATIONAL ASSOCIATION
TRUSTEE

CROSS REFERENCE TABLE*

Indenture
TIA Section	Section
310(a)(1)	7.10
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	N.A.
(b)	11.03
(c)	11.03
313(a)	7.06
(b)	7.06
(c)	N.A.
(d)	N.A.
314(a)	4.02
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	N.A.
(d)(1)	7.01
(d)(2)	7.01
(d)(3)	7.01
(e)	6.11
316(a) (last sentence)	N.A.
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.

*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

ii

iii

     INDENTURE dated as of August 15, 2005 between MAXTOR CORPORATION, a Delaware corporation (“Company”), and U.S. BANK NATIONAL ASSOCIATION (“Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 2.375% Convertible Senior Notes Due 2012:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     “144A/Regulation S Global Security” means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is a Restricted Security.
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Applicable Stock” means (i) the Common Stock and (ii) in the event of a merger, consolidation or any other transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock of such surviving corporation or its direct or indirect parent corporation.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.
     “Board Resolution” means a resolution of the Board of Directors.
     “Business Day” means, with respect to any Security, a day that in the City of New York, is not a day on which banking institutions are authorized by law or regulation to close.
     “Calculation Agent” means initially the Trustee and its successors and assigns.
     “Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

     “Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit B.
     “Common Stock” means the common stock, $0.01 par value per share, of the Company of the type authorized on the date of this Indenture, or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.
     “Company” means the party named as the “Company” in the first Section of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.
     “Conversion Price” as of any date means $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” has the meaning set forth in Section 10.01(c) hereof.
     “Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Designated Subsidiary” shall mean any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 15% or more of the total assets of the Company on a consolidated basis.
     “Fundamental Change” means the occurrence of any of the following after the Issue Date:
          (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its subsidiaries or the Company’s or its subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act (other than any such filing that is without a reasonable basis in fact) disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of such number of shares of Common Stock representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors;
          (2) consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of us or any sale, lease or other transfer of the Company’s consolidated assets and those of its subsidiaries) or a series of related transactions or events (other than a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction, “beneficially own” immediately after such transaction, directly or indirectly, shares of the Company’s voting stock representing not less than a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving corporation in substantially the same proportion as such ownership prior to the transaction) pursuant to which all of the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property (other than cash payments for fractional shares and cash payments in respect of dissenters’ or appraisal rights) that are not, or upon issuance will not be, traded on the New York Stock Exchange or another national securities exchange or quoted or approved for trading on the Nasdaq National Market; or
          (3) the Common Stock (or the other common stock or American Depositary Shares into which the Securities are then convertible) is neither listed for trading on the NYSE or another national securities exchange nor quoted or approved for trading on the Nasdaq National Market.
However, a Fundamental Change will not be deemed to have occurred, in any event, if:
          (A) the Sale Price of the Common Stock for any five Trading days during the ten Trading Day period immediately (i) following the events described in paragraphs (1) and (3) above exceeds 105% of the Conversion Price in effect on such Trading Day or (2) preceding the events described in paragraph (2) above exceeds 105% of the Conversion Price in effect on such Trading Day; or
          (B) at least 90% of the consideration in a merger or consolidation of the Company (excluding cash payments for fractional shares and cash payments in respect of statutory or dissenters’ appraisal rights) consists of Capital Stock (or American Depositary Shares) listed for trading on the NYSE or another national securities exchange or quoted or approved for trading on the Nasdaq National Market.
          Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act. The term “person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof, and to the extent that such Securities are Restricted Securities, such Securities will be in the form of a 144A/Regulation S Global Security.
     “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     “Interest” means interest payable on each Security pursuant to Section 1 of the Securities.
     “Interest Payment Date” means February 15 and August 15 of each year, commencing February 15, 2006.
     “Interest Record Date” means February 1 and August 1 of each year.
     “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
     “Liquidated Damages” means the interest that is payable by the Company pursuant to the Registration Rights Agreement upon a Registration Default.
     “Make-Whole Fundamental Change” means a Fundamental Change resulting from a transaction specified in clause (2) of the definition of Fundamental Change.
     “NYSE” means The New York Stock Exchange, Inc.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a written certificate containing the information specified in Sections 11.04 or 11.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the Chief Executive Officer, President, Chief Financial Officer or other authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 11.04 and 11.05.
     “Opinion of Counsel” means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
     “Redemption Date” means the date specified in a notice of redemption on which the Securities will be redeemed in accordance with the terms of the Securities and this Indenture.
     “Redemption Price” or “redemption price” shall have the meaning set forth in Section 3.01.
     “Registration Default” has the meaning specified in the Registration Rights Agreement.

     “Registration Rights Agreement” means the Resale Registration Rights Agreement, dated as of the date hereof, between the Company and Citigroup Global Markets Inc., as representative of the several initial purchasers.
     “Regulation S” means Regulation S under the Securities Act (or any successor regulation having substantially similar provisions), as it may be amended from time to time.
     “Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee or any other officer associated with the corporate trust services department of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.
     “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Sale Price” means, with respect to any security on any day, (1) the closing sale price per share on such day (or if no closing sale price is reported, the average of the reported closing bid and asked prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal United States national or regional securities exchange on which such security is traded, or (2) if such security is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System, or (3) if not so reported, the average of the closing bid and ask prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or (4) in the case of Common Stock only, if not so quoted, the Sale Price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, or (5) a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means any of the Company’s 2.375% Convertible Senior Securities Due 2012, as amended or supplemented from time to time, issued under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.
     “Stated Maturity”, when used with respect to any Security, means August 15, 2012.

     “Subsidiary” means (i) a corporation, a majority of whose outstanding Voting Stock is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries, (ii) a partnership in which the Company or a Subsidiary holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation) in which the Company, a Subsidiary or the Company and one or more Subsidiaries, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.
     “Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed for trading on the NYSE, on the principal other national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed for trading on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.
     “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Voting Stock” of a Person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     Section 1.02 Other Definitions.

	Defined in
Terms:	Section:
“Acquirer Common Stock”	10.05
“Acquisition Value”	10.05
“Additional Shares”	10.05
“Adjustment Event”	10.04	(k)
“Agent Members”	2.12	(e)
“Average Price”	10.03
“Average Sale Price”	10.04	(c)
“Cash Amount”	10.03	(b)
“Company Notice”	3.09	(a)
“Conversion Agent”	2.03
“Conversion Date”	10.02	(d)

	Defined in
Terms:	Section:
“Conversion Notice”	10.02	(a)
“Conversion Period”	10.03
“Conversion Value”	10.03
“Current Market Price”	10.04	(g)
“Daily Share Amounts”	10.03	(b)
“DTC”	2.01	(a)
“Depositary”	2.01	(a)
“Determination Date”	10.04	(k)
“Effective Date”	10.05
“Event of Default”	6.01
“Exchange Act”	2.12	(e)
“Exchange Property”	10.06	(a)
“Exchange Value”	10.06	(a)
“Ex-Date”	10.04	(g)
“Expiration Time”	10.04	(e)
“Fair Market Value”	10.04	(g)
“Fundamental Change Purchase Notice”	3.09	(b)
“Indebtedness”	2.14
“Legal Holiday”	11.08
“Legend”	2.06	(f)
“Liquidated Damages Notice”	4.08
“Net Amount”	10.03	(b)
“Net Shares”	10.03	(b)
“Notice of Default”	6.01
“Offeror”	10.04	(f)
“Paying Agent”	2.03
“Principal Return”	10.03	(a)
“Public Acquirer Change of Control”	10.05
“Purchased Shares”	10.04	(e)
“QIB”	2.01	(a)
“Record Date”	10.04	(g)
“Reference Period”	10.04	(c)
“Registrar”	2.03
“Repurchase Date”	3.08
“Repurchase Price”	3.08
“Repurchase Right”	3.08
“Rights”	10.11
“Rule 144A Information”	4.06
“Stock Price”	10.05
“Trigger Event”	10.04	(c)
“Valuation Period”	10.05
     Section 1.03 Incorporation By Reference Of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Securities.
     “indenture security holder” means a Securityholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     Section 1.04 Rules Of Construction. Unless the context otherwise requires:
          (1) a term has the meaning assigned to it;
          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;
          (3) “or” is not exclusive;
          (4) “including” means including, without limitation; and
          (5) words in the singular include the plural, and words in the plural include the singular.
     Section 1.05 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 11.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE 2
THE SECURITIES
     Section 2.01 Form And Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
          (a) Global Securities. Securities offered and sold within the United States to “qualified institutional buyers” as defined in Rule 144A (“QIBs”) in reliance on Rule 144A or in offshore transactions in reliance on Regulation S shall be issued initially in the form of Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”) for the accounts of participants in DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.
          (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.
     Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.
          (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.
     The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall be substantially in the form of Exhibit A attached hereto.
          (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto.
     Section 2.02 Execution And Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $345,000,000 aggregate principal amount upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 11.04 and Section 11.05 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.
     The Securities shall be issued only in registered form without coupons and only in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 thereof.
     Section 2.03 Registrar, Paying Agent, Conversion Agent And Calculation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.
     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, Calculation Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.
     The Company initially appoints the Trustee as Registrar, Conversion Agent, Calculation Agent and Paying Agent in connection with the Securities.
     Section 2.04 Paying Agent To Hold Money And Securities In Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.
     Section 2.05 Securityholder Lists. The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on January 1 and July 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
     Section 2.06 Transfer And Exchange.
          (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.
               (i) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
               (ii) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of Section 3.12(b) (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.
          (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this

Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
          (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.
          (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
          (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.
          (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar (if not the same Person as the Trustee) and the Trustee, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Regulation S or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.
     Section 2.07 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.
     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.08 Outstanding Securities; Determinations Of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).
     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest and Liquidated Damages, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Interest and Liquidated Damages, if any, shall cease to accrue on such Security.
     Section 2.09 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     Section 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.
     Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Redemption Price or Repurchase Price in respect thereof, and Interest or Liquidated Damages thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 2.12 Global Securities.
          (a) Notwithstanding any other provisions of this Indenture or the Securities, (a) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below, (b) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06, Section 2.12(a)(ii) below and Section 2.12(e)(1) below, and (c) transfers of a Certificated Security shall comply with Section 2.06 and Sections 2.12(a)(iii) and 2.12(a)(iv) below.
               (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause 2.12(a)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective (i) any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a); or (ii) the transfer and exchange of beneficial interests in a Global Security effected through the Depositary in accordance with this Indenture and the procedures of the Depositary.
               (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.12(e)(1) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:
                    (A) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit C;
                    (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and
                    (C) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

               (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:
                    (y) to register the transfer of such Certificated Securities; or
                    (z) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:
                    (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
                    (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
                         (A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
                         (B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or
                         (C) if such Certificated Securities are being transferred pursuant to an exemption from registration or in a transaction not requiring registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.
               (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.
     Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
                    (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security is being transferred in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; and

               (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.
          (b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
          (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.
          (d) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

          (e) The provisions of this clause (e) shall apply only to Global Securities:
               (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
               (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
               (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
               (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
               (5) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global

Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.
     Section 2.13 CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or any Company Notice, and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.
     Section 2.14 Ranking. The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness. For purposes of this Section 2.14 only, “Indebtedness” means, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, Securities or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, (v) all obligations as lessee that are capitalized in accordance with generally accepted accounting principles, and (vi) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).
ARTICLE 3
REDEMPTION AND PURCHASES
     Section 3.01 Company’s Right To Redeem; Notices To Trustee. Prior to August 20, 2010, the Securities will not be redeemable at the Company’s option. Beginning on August 20, 2010, the Company, at its option, may redeem the Securities in accordance with the provisions of this Section 3.01 and Section 5 of the Securities for cash at any time as a whole, or, from time to time in part, at a redemption price equal to 100.68% of the principal amount of the Securities to be redeemed and beginning on August 15, 2011, the Company, at its option, may redeem the Securities in accordance with the provisions of this Section 3.01 and Section 5 of the Securities for cash at any time as a whole, or, from time to time in part, at a Redemption Price equal to 100.34% of the principal amount of the Securities to be redeemed (such prices at which the Securities may be redeemed, being referred to as the “Redemption Price”), together, in each case, with accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on the Securities redeemed to (but excluding) the Redemption Date. If the Company elects to redeem Securities pursuant to this Section 3.01 and Section 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.
     The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 30 days but not more than 60 days before the Redemption Date.
     Section 3.02 Selection Of Securities To Be Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed from the outstanding Securities not previously called for redemption, by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection of the Securities or portions of the Securities to be redeemed and shall notify the Company of such selection within three Business Days after it receives the notice provided for in Section 3.01 from outstanding Securities not previously called for redemption.
     Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.
     Securities and portions of Securities that are to be redeemed are convertible, pursuant to Section 10.01(a), by the Holder until the close of business on the Business Day prior to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
     Section 3.03 Notice Of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder to be redeemed.
     The notice shall identify the Securities to be redeemed and shall state:
                    (1) the Redemption Date;
                    (2) the Redemption Price;
                    (3) the Conversion Rate on the date of such notice;
                    (4) the name and address of the Paying Agent and Conversion Agent;
                    (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

                    (6) that Holders who want to convert their Securities must satisfy the requirements set forth in Article 10 hereof and in the Securities;
                    (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
                    (8) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;
                    (9) that, unless the Company defaults in making payment of such Redemption Price, Interest and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and
                    (10) the CUSIP number(s) of the Securities.
     At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least seven Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.
     Section 3.04 Effect Of Notice Of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. If the Company has complied with the deposit requirement of Section 3.05, from and after the Redemption Date, Securities called for redemption shall cease to be outstanding and shall no longer accrue Interest or Liquidated Damages, if any, and the Holders thereof shall only be entitled to receive the Redemption Price with respect to such Securities. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.
     Section 3.05 Deposit Of Redemption Price. Prior to 11:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.
     Section 3.06 Securities Redeemed In Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

     Section 3.07 [Reserved]
     Section 3.08 Purchase Of Securities At Option Of The Holder Upon a Fundamental Change. In the event that a Fundamental Change shall occur, each Holder shall have the right (the “Repurchase Right”), at the Holder’s option to require the Company to purchase, and upon the exercise of such right in accordance with Section 3.09 hereof the Company shall purchase, all of such Holder’s Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or any multiple thereof (provided, however, that no single Security may be purchased in part unless the portion of the principal amount of such Security to be Outstanding after such purchase is equal to $1,000 or multiples thereof), on a date (the “Repurchase Date”) that is not less than 25 nor more than 40 Business Days after the date of the Company Notice at a purchase price equal to 100% of the principal amount of the Securities to be purchased (the “Repurchase Price”), plus accrued and unpaid Interest and Liquidated Damages, if any, to, but excluding, the Repurchase Date unless the Repurchase Date occurs after an Interest Record Date and on or prior to the corresponding Interest Payment Date, in which case the full amount of accrued and unpaid Interest and Liquidated Damages, if any, will be paid on such Interest Payment Date to the Holder of record at the close of business on the corresponding Interest Record Date.
     Section 3.09 Fundamental Change Notices; Method of Exercising Repurchase Right, Etc.
          (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, prior to or on the 30th day after the occurrence of a Fundamental Change, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee shall give to all Holders of Securities notice, in the manner provided in Section 11.02 hereof, of the occurrence of the Fundamental Change and of the Repurchase Right set forth herein arising as a result thereof (the “Company Notice”). The Company shall also deliver a copy of such notice of a Repurchase Right to the Trustee. Each notice of a Repurchase Right shall include the Notice of Exercise of Repurchase Right certificate included in Exhibit A annexed hereto and shall state:
               (i) the Repurchase Date;
               (ii) the date by which the Repurchase Right must be exercised;
               (iii) the Repurchase Price and accrued and unpaid Interest and Liquidated Damages, if any;
               (iv) a description of the procedure which a Holder must follow to exercise a Repurchase Right, and the name and address of the Paying Agent;
               (v) that on the Repurchase Date the Repurchase Price and accrued and unpaid Interest and Liquidated Damages, if any, will become due and payable upon each such Security designated by the Holder to be purchased, and that Interest thereon shall cease to accrue on and after said date;

               (vi) the Conversion Rate as of the date of the Company Notice, the date on which the right to convert the principal amount of the Securities to be purchased will terminate and the name and address of the Conversion Agent; and
               (vii) if the Fundamental Change is a Public Acquirer Change of Control, whether the Company will adjust the Conversion Rate pursuant to Section 10.05 or deliver cash and shares of Acquirer Common Stock, if any, pursuant to Section 10.05.
     No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a Repurchase Right or affect the validity of the proceedings for the purchase of Securities.
     If any of the foregoing provisions or other provisions of this Article 3 are inconsistent with applicable law, such law shall govern.
          (b) To exercise a Repurchase Right, a Holder shall deliver to the Paying Agent prior to or on the close of business on the second Business Day immediately preceding the Repurchase Date:
               (i) written notice (“Fundamental Change Purchase Notice”) of the Holder’s exercise of such right in the form of the Notice of Exercise of Repurchase Right certificate included in Exhibit A annexed hereto, which notice shall set forth the name of the Holder, the principal amount of the Securities to be purchased (and, if any Security is to be purchased in part, the serial number thereof, the portion of the principal amount thereof to be purchased) and a statement that an election to exercise the Repurchase Right is being made thereby, and
               (ii) such documents as are necessary to comply with applicable Depository procedures or, in the case of Certificated Securities, the certificate number(s) of the Holder’s Securities with respect to which the Repurchase Right is being exercised.
          (c) Repurchases of Securities under this Section 3.09 shall be made upon delivery or book-entry transfer of the Securities to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefore; provided that such Repurchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.
          (d) All Securities delivered for purchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10 hereof.
     Section 3.10 Covenants of the Company. All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

     Section 3.11 Taxes. If a Holder of a purchased Security is paid in shares of Applicable Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Applicable Stock; provided that the Holder shall pay any such tax which is due because the Holder requests the Applicable Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Applicable Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax that will be due because the shares of Applicable Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.
     Section 3.12 Effect Of Fundamental Change Purchase Notice.
          (a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.09(b), and regardless of whether the Security in respect of which the Fundamental Change Purchase Notice was given is delivered to the Paying Agent, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled solely to receive the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Security and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.09. Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly and irrevocably withdrawn as specified in the following two paragraphs.
          (b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date specifying:
               (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or if the Securities are Global Securities, such notice must comply with the Applicable Procedures),
               (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and
               (3) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.
          (c) There shall be no purchase of any Securities pursuant to Section 3.08 if there has occurred (prior to, on or after the giving, by the Holders of such Securities, of the required Fundamental Change Purchase Notice) and there is continuing an Event of Default (other than a default in the payment of the Repurchase Price) and the principal amount of the

Securities has been accelerated, and such acceleration has not been rescinded. The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
          (d) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.
     Section 3.13 Deposit Of Repurchase Price. Prior to 11:00 a.m. (local time in the City of New York) on the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price and accrued and unpaid Interest and Liquidated Damages, if any, of all the Securities or portions thereof that are to be purchased as of the Repurchase Date. Upon the later to occur of such deposit or the Repurchase Date, Securities being purchased shall cease to be outstanding and shall no longer accrue Interest or Liquidated Damages, if any, and the Holders thereof shall only be entitled to receive the Repurchase Price with respect to such Securities and all other rights of the Holders of such Securities to be repurchased will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or the Paying Agent, provided, however, that installments of Interest that come due on an Interest Payment Date occurring prior to or on the Repurchase Date shall be payable in cash to the Holders of such Securities registered as such at the close of business on the relevant Interest Record Date. Upon surrender to the Paying Agent, such Securities shall be paid at the Repurchase Price.
     Section 3.14 Securities Purchased In Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.
     Section 3.15 Covenant To Comply With Securities Laws Upon Purchase Of Securities. When complying with the provisions of Section 3.08 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified in Section 3.08.

     Section 3.16 Repayment To The Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 8.02 hereof, together with Interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.13 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with Interest or dividends, if any, thereon.
ARTICLE 4
COVENANTS
     Section 4.01 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Applicable Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:00 a.m., New York City time, by the Company. The principal amount of, and Interest and Liquidated Damages, if any, on the Securities, and the Redemption Price and the Repurchase Price shall be considered paid on the applicable date due if on such date (or, in the case of Repurchase Price, on the Business Day following the applicable Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.
     Section 4.02 SEC And Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

     Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending in December 31, 2005) an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     Section 4.04 Further Instruments And Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 4.05 Maintenance Of Office Or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of U.S. Bank National Association located at c/o U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Corporate Trust Services, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.
     Section 4.06 Delivery Of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or in accordance with Section 3.09(b), the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

     Section 4.07 Registration Rights. The Company shall use its best efforts to effect the registration with the SEC of the Securities and the Common Stock issuable upon conversion of the Securities in the manner and pursuant to the terms of the Registration Rights Agreement.
     Section 4.08 Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than fifteen days prior to the payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any holder of Securities to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages. Unless and until the Trustee shall receive a Liquidated Damages Notice, the Trustee may assume without inquiry that no Liquidated Damages are payable.
ARTICLE 5
SUCCESSOR PERSON
     Section 5.01 When Company May Merge Or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:
          (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia, or is a corporation, limited liability company, partnership or trust organized and existing under the laws of a jurisdiction outside the United States; provided, however, that in the case of a transaction where the resulting, surviving or transferee person is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction unless (v) such person has common stock or American Depository Shares representing such common stock traded on the NYSE or another national securities exchange in the United States or quoted on the Nasdaq National Market; (w) such person has a worldwide total market capitalization of its equity securities (before giving effect to such consolidation, merger or disposition) of at least $3 billion; (x) such entity has consented to service of process in the United States; (y) the Company has made provision for the satisfaction of its obligations to repurchase Securities following a Fundamental Change, if any; and (z) the Company has obtained an opinion of tax counsel experienced in such matters to the effect that, under the then-existing US federal tax laws, there would be no material adverse U.S. tax consequences to Holders resulting from such transaction and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (b) the Company or such successor is not then or immediately thereafter in default under the Indenture; and
          (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute substantially all of the properties and assets of the Company, shall be deemed to be the transfer of substantially all of the properties and assets of the Company.
     The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.
ARTICLE 6
DEFAULTS AND REMEDIES
     Section 6.01 Events Of Default. So long as any Securities are outstanding, each of the following shall be an “Event of Default”:
               (1) the Company fails to pay when due the principal of, or premium, if any, on any Security at its Stated Maturity, upon redemption or exercise of a Repurchase Right;
               (2) the Company fails to pay an installment of Interest (including Liquidated Damages, if any) on any of the Securities for 30 days after the date when due;
               (3) the Company fails to pay the Principal Return or the Net Amount when due upon conversion of Securities, together with cash in lieu thereof in respect of any fractional shares, upon conversion of a Security, and that failure continues for 10 days;
               (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

               (5) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money of the Company or its Designated Subsidiaries in an amount in excess of $50 million, or if there is an acceleration of indebtedness for borrowed money in an amount in excess of $50 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding;
               (6) the Company fails to give a Company Notice when due;
               (7) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and
               (8) the commencement by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, to the entry of a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of an assignment for the benefit of creditors, or the admission by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, expressly in furtherance of any such action.
     For the avoidance of doubt, clauses (1) through (6) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in such clauses above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
     The Trustee shall, within 90 days of the occurrence of an Event of Default, give to the Holders of the Securities notice of all uncured Events of Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of an Event of Default specified in clauses (1) through (3) of this Section 6.01.
     Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities together with any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) occurs and is continuing, the principal amount of the Securities together with any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

     For the avoidance of doubt, nothing in this Indenture is intended to provide creditor rights for amounts in excess of the principal amount of any Security, plus accrued and unpaid Interest and Liquidated Damages, if any.
     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04 Waiver Of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing or past Event of Default and its consequences except (1) an Event of Default described in Section 6.01 clauses (1) through (3) or an Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 6.05 Control By Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 6.06 Limitation On Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:
               (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
               (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;
               (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and
               (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.
               A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.
     Section 6.07 Rights Of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest, accrued and unpaid Liquidated Damages, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, or Repurchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
     Section 6.08 Collection Suit By Trustee. If an Event of Default described in Section 6.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.
     Section 6.09 Trustee May File Proofs Of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and
          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
     THIRD: the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.
     Section 6.11 Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 6.12 Waiver Of Stay, Extension Or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE
     Section 7.01 Duties Of Trustee. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
               (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and
               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
               (1) this Section (c) does not limit the effect of Section 7.01(b);
               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.
          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.
     Section 7.02 Rights Of Trustee. Subject to its duties and responsibilities under the TIA:
          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;
          (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
          (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;
          (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
          (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
          (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
          (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and
          (j) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     Section 7.03 Individual Rights Of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
     Section 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.
     Section 7.05 Notice Of Defaults. If an Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee has received written notice of such Event of Default, which notice specifically references this Indenture and the Securities.
     Section 7.06 Reports By Trustee To Holders. Within 75 days after each December 31 beginning with the December 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.
     Section 7.07 Compensation And Indemnity. The Company agrees:
          (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);
          (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
          (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Redemption Price, Repurchase Price, Interest, or Liquidated Damages, if any, as the case may be, on particular Securities.
     The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(7) or 6.01(8), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.
     Section 7.08 Replacement Of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     Section 7.09 Successor Trustee By Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).
     Section 7.11 Preferential Collection Of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8
DISCHARGE OF INDENTURE
     Section 8.01 Discharge Of Liability On Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable or subject to redemption and the Company deposits with the Trustee or the Paying Agent cash and/or in the case of a redemption Applicable Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.
     Section 8.02 Repayment To The Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.
ARTICLE 9
AMENDMENTS
     Section 9.01 Without Consent Of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:
          (a) add to the covenants of the Company for the benefit of the Holders of Securities;
          (b) surrender any right or power herein conferred upon the Company;
          (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;
          (d) provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof;
          (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase) in any material respect;

          (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
          (g) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;
          (h) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;
          (i) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities.
     Section 9.02 With Consent Of Holders. Except as provided below in this Section 9.02, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding, or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Securities represented at the meeting, the Company may modify and amend this Indenture or the Securities and waive noncompliance by the Company.
     Without the written consent or the affirmative vote of each Holder affected thereby, an amendment, supplement or waiver under this Section 9.02 may not:
          (a) change the maturity of any Security, or the payment date of any installment of Interest or Liquidated Damages payable on any Security;
          (b) reduce the principal amount of, or the Interest or Liquidated Damages payable on, or the Redemption Price or Repurchase Price of, any Security;
          (c) impair or adversely affect the conversion rights of any Holder;
          (d) change the currency of any amount owed or owing under the Security or any Interest or Liquidated Damages thereon from U.S. Dollars;
          (e) alter the manner of calculation or otherwise modify the rate of accrual of Interest and Liquidated Damages on or Redemption Price or Repurchase Price of, any Security, or extend time for payment of any amounts due and payable to the Holders of the Securities;

          (f) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;
          (g) modify the Company’s obligation to maintain an office or agency in New York pursuant to Section 4.05;
          (h) in any material respect, adversely affect the Repurchase Right of the Holders of the Securities as provided in Article 3 or the right of the Holders of the Securities to convert any Security as provided in Article 10, except as otherwise permitted pursuant to Article 5 or Section 10.05 hereof;
          (i) modify the provisions of Sections 3.01 through 3.06 in a manner adverse to the Holders of the Securities;
          (j) modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify or supplement the Indenture or the Securities or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or
          (k) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any waiver provided for in this Indenture.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.
     Nothing in this Section 9.02 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof.
     Section 9.03 Compliance With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.
     Section 9.04 Revocation And Effect Of Consents, Waivers And Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

     Section 9.05 Notation On Or Exchange Of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
     Section 9.06 Trustee To Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
     Section 9.07 Effect Of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 10
CONVERSIONS
     Section 10.01 Conversion Right and Conversion Rate.
          (a) Subject to and upon: (i) compliance with the provisions of this Article and (ii) prior to May 15, 2012, the occurrence and satisfaction of one or more of the conditions set forth in paragraph 8 of the Securities under the heading “Conditions to Conversion,” at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or a multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into cash and the number of duly authorized, fully paid and nonassessable shares of Common Stock, if any, at the Conversion Rate in effect at the time of conversion.
          (b) In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or the portion so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. If a Holder exercises its Repurchase Right with respect to a Security or portion thereof, such conversion right in respect of the Security or portion thereof shall expire at the close of business on the Business Day preceding the Repurchase Date.
          (c) Each $1,000 principal amount of the Securities shall be convertible at an initial conversion rate of 153.1089 shares of Common Stock (herein called the “Conversion Rate”), subject to adjustment in certain instances as provided Section 10.04 hereof.

          (d) Except as provided in Section 10.02, the Company will not pay accrued and unpaid interest on any Securities that are converted. Instead, accrued interest will be deemed paid by the cash and Common Stock, if any, received by Holders on conversion, rather than cancelled, extinguished or forfeited.
     Section 10.02 Exercise of Conversion Right.
          (a) To exercise the conversion right, the Holder must: (a) deliver an irrevocable duly completed conversion notice substantially in the form attached to the Security (the “Conversion Notice”), (b) if the Securities are in certificated form, deliver the Certificated Security, to the Conversion Agent along with appropriate endorsements and transfer documents, if required, (c) if the Securities are in global form, comply with the procedures of the Depositary in effect at that time, (d) deliver the amounts required to be paid under Section 10.07 and (e) pay any Interest or other amounts required to be paid in this Article 10 or the Securities in connection with such conversion. The Conversion Agent will, on the Holder’s behalf, convert the Securities into cash and shares, if any, of Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. A certificate, or a book-entry transfer through DTC for the number of full shares of Common Stock into which any Securities are converted, together with a cash payment for any fractional shares, will be delivered through the Conversion Agent as soon as practicable, but no later than the third Business Day, following the Conversion Date. The Trustee will initially act as the Conversion Agent.
          (b) If a Holder has already delivered a Fundamental Change Purchase Notice with respect to a Security, the Holder may not surrender that Security for conversion until the Holder has withdrawn the Fundamental Change Purchase Notice in accordance with Section 3.12.
          (c) If a Holder surrenders any Security for conversion during the period between the close of business on any Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date (except in the case of any Security whose Stated Maturity is prior to such Interest Payment Date) such Security shall be accompanied by payment in Los Angeles Clearing House funds or other funds acceptable to the Company of an amount equal to the Interest and Liquidated Damages, if any, to be received on such Interest Payment Date on the principal amount of the Security being surrendered for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 3.03 hereof on a Redemption Date after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, (b) with respect to which the Company has specified a Repurchase Date following a Fundamental Change that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date or (c) which has accrued overdue Interest at the time of conversion, but only to the extent of overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Security need not pay the Company an amount equal to the Interest on such Security so converted at the time such Holder surrenders such Security for conversion.

          (d) Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions (the “Conversion Date”), and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the cash and Common Stock, if any, issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. Except as provided above in this Section 10.02, no adjustment shall be made for Interest and Liquidated Damages, if any, accrued on any Security converted or for dividends on any shares issued upon the conversion of such Security as provided in this Article 10.
          (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Securities.
          (f) If shares of Common Stock to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in the form of Security set forth in Exhibit A annexed hereto, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Common Stock or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed certificate. The Company hereby initially appoints the Trustee as the Conversion Agent.
     Section 10.03 Conversion Settlement. Subject to the certain exceptions described in Section 10.05, the Company will deliver cash and shares of Common Stock, if any, upon conversion of the Securities with an aggregate value (the “Conversion Value”) equal to the Conversion Rate multiplied by the average of the Sale Prices (the “Average Price”) of the Common Stock during the 10 consecutive Trading Day period commencing after the third Trading Day following the date the Securities are tendered for conversion (the “Conversion Period”), as follows:
          (a) an amount in cash (the “Principal Return”) equal to the lesser of (a) the principal amount of Securities surrendered for conversion and (b) the Conversion Value.

          (b) if the Conversion Value is greater than the principal amount, an amount (the “Net Amount”) with a value equal to the difference between the Conversion Value and the principal amount of the Securities tendered for conversion. The Company may, in its sole discretion, pay the Net Amount in cash (the “Cash Amount”) or deliver a number of shares of Common Stock (the “Net Shares”), equal to the greater of zero or the sum of the Daily Share Amounts for each Trading Day in the applicable Conversion Period. “Daily Share Amounts” means, for each $1,000 principal amount of Securities for each Trading Day in the applicable Conversion Period, the number of shares of Common Stock determined by the formula below:
(Sale Price of Common Stock on such Trading Day x applicable Conversion Rate) — ($1,000 + the Cash Amount, if any)

10 x Sale Price of Common Stock on such Trading Day
          (c) The Conversion Value, Principal Return, Net Amount, Cash Amount and the number of Net Shares, as applicable, will be determined by the Company promptly after the end of the 10 consecutive Trading Day period commencing after the third Trading Day following the date the Securities are tendered for conversion. The Company will pay the Principal Return and deliver Net Shares and cash in lieu of fractional shares, or pay the Cash Amount, as applicable, no later than the third Business Day following the later of (i) the date of determination of, as applicable, (A) the Average Price or (B) the Exchange Value and (ii) the date on which such Holder satisfies all the requirements for such conversion specified in this Article 10 and in the Securities.
     Section 10.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (a) In case the Company shall hereafter pay a dividend or make a distribution to all Holders of outstanding Common Stock, or the Company shall hereafter subdivide the outstanding Common Stock into a greater number of shares of Common Stock or combine the outstanding Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect at the close of business on the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution or for such subdivision or combination shall be adjusted by multiplying such Conversion Rate by a fraction:
               (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event, and
               (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date fixed for such event.
     Such increase shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 10.04(c)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) for a period expiring 45 days or less from the date of issuance of such rights or warrants or securities convertible into Common Stock at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 10.04(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the close of business on the Record Date by a fraction:
               (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible), and
               (ii) the denominator of which shall be the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the sale prices of Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights.
     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.
          (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 10.04(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 10.04(b) and (2) dividends and distributions paid exclusively in cash, then, in each such case, subject to the second succeeding paragraph of this Section 10.04(c), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the

Conversion Rate in effect at the close of business on the Record Date (as defined in Section 10.04(g)) with respect to such distribution by a fraction:
               (i) the numerator of which shall be the Current Market Price (determined as provided in Section 10.04(g)) on such date, and
               (ii) the denominator of which shall be such Current Market Price on such date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the shares of capital stock, evidences of indebtedness, cash or other assets, including securities, so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date).
     With respect to an adjustment pursuant to this Section 10.04 (c) where there has been a payment of a dividend or other distribution on Common Stock of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company, the Conversion Rate will be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined in Section 10.04(g)) with respect to such distribution by a fraction:
               (i) the numerator of which shall be (a) the Fair Market Value determined as the average of the Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten Trading Days commencing on and including the fifth Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which the Common Stock is then listed or quoted, plus (b) the average of the Sale Prices of the Common Stock over the ten Trading Days commencing on and including the fifth Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Average Sale Price”), and
               (ii) the denominator of which shall be the Average Sale Price.
     If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.04(c) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 10.04(e) to the extent reasonably practicable, unless the Board of Directors in a Board Resolution determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holder.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of

Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04 (and no adjustment to the Conversion Rate under this Section 10.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     No adjustment of the Conversion Rate shall be made pursuant to this Section 10.04(c) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Securities upon conversion by such holders of Securities to Common Stock.
     For purposes of this Section 10.04(c) and Sections 10.04(a) and (b), any dividend or distribution to which this Section 10.04(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.04(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 10.4(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 10.04(a).

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.05 hereof applies or as part of a distribution referred to in Section 10.04(c) hereof), then and in each such case, immediately after the close of business on the Record Date with respect to such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the close of business on such Record Date by a fraction:
               (i) the numerator of which shall be equal to the Current Market Price on the Record Date, and
               (ii) the denominator of which shall be equal to the Current Market Price on such date less an amount equal to the quotient of (x) the aggregate amount of the cash distribution and (y) the number of shares of Common Stock outstanding on the Record Date.
     In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
          (e) In case a tender or exchange offer, other than an odd-lot offer, made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration per share exceeding the Current Market Price on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the close of business on the Record Date by a fraction:
               (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time multiplied by the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and
               (ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time and the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

     Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment in this Section 10.04(e) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 10.05. If the application of this Section 10.04(e) to any tender or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 10.04(e).
          (f) In case a tender or exchange offer made by someone other than the Company or any of its subsidiaries (an “Offeror”) for all or any portion of the Common Stock in which, as of the Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the close of business on the Record Date by a fraction:
               (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time and (y) the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time multiplied by the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and
               (ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time and the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time.
     Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Offeror is obligated to purchase shares pursuant to any such tender or exchange offer, but the Offeror is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. If the application of this Section 10.04(f) to any tender or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 10.04(f).
          (g) For purposes of this Section 10.04, the following terms shall have the meanings indicated:
               (i) “Current Market Price” of the Common Stock on any day means the average of the sale price of the Common Stock for each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date,” when used (A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution; (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.
     Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
               (ii) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.
               (iii) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (h) The Company may make such increases in the Conversion Rate, in addition to those required by Sections 10.04(a), (b), (c), (d), (e) or (f) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any distribution; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders (after taking into account tax and other consequences of such increase).
     To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
          (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments that by reason of this Section 10.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and, in any case, such adjustment will become effective at the time the Company delivers a notice of redemption or notifies Holders of a corporate transaction that would allow conversion. Except as otherwise provided in this Article 10, no adjustment need be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or that carry the right to purchase any of the foregoing. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, with one half-cent and 0.005 of a share, respectively, being rounded upward. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities.
          (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Security at his last address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (k) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 10.04(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.04(b), (4) the Expiration Time for any tender offer pursuant to Section 10.04(e), or (5) the Offer Expiration Time for a tender or exchange offer pursuant to Section 10.03(f) (each a “Determination Date”), the Company may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.04(a). For purposes of this Section 10.04(k), the term “Adjustment Event” shall mean:
               (i) in any case referred to in clause (1) hereof, the occurrence of such event,
               (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
               (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

               (iv) in any case referred to in clause (4) or clause (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
          (l) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     Section 10.05 Make Whole Amount and Public Acquirer Change of Control. If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change pursuant to Section 10.01, the Company shall increase the applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 10.05: provided, however, that such increase to the Conversion Rate shall not apply if either: (a) such Make-Whole Fundamental Change constitutes a Public Acquirer Change of Control with respect to which the Company shall have duly made an election, pursuant to and in accordance with this Section 10.05, to deliver Acquirer Common Stock in lieu of Common Stock, if any, pursuant to this Section 10.05, or (b) such Make-Whole Fundamental Change is announced by the Company but is not consummated.
     For the avoidance of doubt, the increase to the Conversion Rate by Additional Shares shall be made only with respect to the Securities being converted in connection with the applicable Make-Whole Fundamental Change and shall not be effective as to any Securities not so converted.
     The number of Additional Shares will be determined by reference to the table below and is based on the date on which such Make-Whole Fundamental Change transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of the Common Stock in such transaction. If the holders of Common Stock receive only cash in the Make-Whole Fundamental Change transaction, the Stock Price shall be the cash amount paid per share. Otherwise the Stock Price shall be the average of the closing prices of the Common Stock on the 10 consecutive Trading Days up to but not including the Effective Date.
     The Stock Prices set forth in the first row of the table (i.e., the column headers), will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the conversion rate as so adjusted. The Company’s obligation to deliver the Additional Shares will be subject to adjustment in the same manner as the Conversion Rate as set forth in Section 10.04.

     The following table sets forth the Stock Price and number of Additional Shares to be received per $1,000 principal amount of Securities:

Effective
Date	$5.31	$5.50	$6.00	$6.50	$7.00	$7.50	$8.00	$8.50	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00
August 15, 2005	35.22	33.29	28.82	25.25	22.35	19.97	17.99	16.33	12.66	9.64	7.75	6.47	5.55	4.87
August 15, 2006	34.36	32.30	27.58	23.84	20.85	18.42	16.42	14.76	11.17	8.31	6.59	5.45	4.66	4.07
August 15, 2007	33.08	30.85	25.81	21.89	18.80	16.33	14.33	12.69	9.27	6.68	5.19	4.26	3.62	3.16
August 15, 2008	31.10	28.64	23.20	19.06	15.88	13.39	11.44	9.88	6.79	4.66	3.54	2.89	2.46	2.16
August 15, 2009	27.88	25.07	19.01	14.58	11.34	8.94	7.17	5.84	3.52	2.24	1.70	1.41	1.23	1.09
August 15, 2010	22.84	18.61	9.12	2.49	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2011	26.97	21.84	10.26	1.31	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2012	35.22	28.71	13.56	0.74	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
     If the Stock Price and Effective Dates are not set forth in such table, the number of Additional Shares shall be determined as follows:
          (a) if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365 day year;
          (b) if the Stock Price is equal to or in excess of $20.01 per share (subject to adjustment), no Additional Shares will be issued upon conversion; and
          (c) if the Stock Price is less than $5.31 per share (subject to adjustment), no Additional Shares will be issued upon conversion.
     Notwithstanding the foregoing, and in lieu of adjusting the Conversion Rate as set forth above, in the case of a “Public Acquirer Change of Control” (as defined below) the Company may elect that, from and after the Effective Date of such Public Acquirer Change of Control, the right to convert a Security will be changed into a right to convert a Security into a number of shares of “Acquirer Common Stock” (as defined below). Within 30 days after the occurrence of a Make-Whole Fundamental Change that is a Public Acquirer Change of Control, the Company will give notice of such event and shall specify whether it has elected to change the conversion right in lieu of increasing the Conversion Rate.
     If the Company elects to change the conversion right in lieu of increasing the Conversion Rate, then it will adjust its conversion obligation such that, from and after the effective time of the Public Acquirer Change of Control, the right to convert a Security will be changed into a right to convert into cash and, if applicable, shares of Acquirer Common Stock, if any, in the same manner and on the same basis as described in Section 10.03. The Conversion Rate following the Effective Date of such transaction will be a number of shares of Acquirer Common Stock equal to the product of the Conversion Rate in effect immediately prior to the Effective

Date of such Fundamental Change, multiplied by the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change of Control (the “Valuation Period”), of the “Acquisition Value” of the Common Stock on each such Trading Day in the Valuation Period, divided by the closing sale price of the Acquirer Common Stock on each such Trading Day in the Valuation Period.
     The “Acquisition Value” of the Common Stock means, for each Trading Day in the Valuation Period, the value of the consideration paid per share of Common Stock in connection with such Public Acquirer Change of Control, as follows:
               (i) for any cash, 100% of the face amount of such cash,
               (ii) for any Acquirer Common Stock, 100% of the closing sale price of such Acquirer Common Stock on each such Trading Day; and
               (iii) for any other securities, assets or property, 98% of the Fair Market Value of such security, asset or property on each such Trading Day, as determined by two independent nationally recognized investment banks selected by the Trustee for this purpose.
     After the adjustment of the Conversion Rate in connection with a Public Acquirer Change of Control, the Conversion Rate will be subject to further similar adjustments in the event that any of the events described above occur thereafter. If the Company elects to change the conversion right as described above, the change in the conversion right will apply to all Holders from and after the Effective Time of the Public Acquirer Change of Control, and not just those Holders, if any, that convert their Securities in connection with the Public Acquirer Change of Control.
     A “Public Acquirer Change of Control” is any Make-Whole Fundamental Change where the acquirer, or any entity that it is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s Capital Stock that are entitled to vote generally in the election of directors, but in each case other than us, has a class of common stock (or American Depositary Shares) traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Make-Whole Fundamental Change. Such acquirer’s or other entity’s class of common stock (or American Depositary Shares) traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such fundamental change is the “Acquirer Common Stock.”
     Section 10.06 Conversion Upon Recapitalization, Reclassification, Consolidation or Merger.
          (a) In the case of any recapitalization, reclassification or change of outstanding Common Stock into another class of Capital Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination), a consolidation, merger or combination involving the Company, a sale, lease or other transfer to another corporation of the Company’s consolidated assets substantially as an entirety, or any statutory share exchange, in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Holders of the Securities then outstanding will be entitled thereafter to convert their Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that they would have owned or been entitled to receive upon such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, transfer or statutory share exchange had such Securities been converted into Common Stock immediately prior to such transaction (the “Exchange Property”). However, at the effective time of the transaction, the Principal Return payable on conversion of the Securities will continue to be payable in cash and the Conversion Value will be calculated based on the Exchange Value of the Exchange Property; provided, however, that in no event shall such Holder be entitled to more than the Conversion Value of a Security determined at the time of conversion of such Security as calculated pursuant to all provisions of this Article 10. The “Exchange Value” of the Exchange Property means:
               (i) for any cash, 100% of the face amount of such cash;
               (ii) for any Capital Stock, 100% of the average Sale Price of such Capital Stock on each Trading Day in the ten (10) consecutive Trading Day period commencing on the Trading Day next succeeding the applicable Conversion Date; and
               (iii) for any other securities assets or property, 98% of the Fair Market Value of such security, asset or property, as of the Conversion Date, as determined by the Board of Directors in good faith and in a timely manner pursuant to procedures established in good faith by the Board of Directors which determination shall be conclusive.
          (b) The Company agrees not to become a party to any such transaction unless its terms are consistent with Section 10.06(a). In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Company will make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such transaction. Such determination shall be based on the weighted average of elections made by Holders who participate in such determination. If the event described above is a Public Acquirer Change of Control, then the Company may elect to change the conversion right in the manner described in Section 10.05 in lieu of changing the conversion right in the manner described in this Section 10.06. If this Section 10.06 applies to any event or occurrence, Section 10.04 shall not apply.
     Section 10.07 Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 10.08 Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.
          (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.
          (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
          (c) (i) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
               (i) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
               (ii) The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Security; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 10.09 Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 10.10 Notice To Holders Prior To Certain Actions. In case:
          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or
          (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
          (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his address appearing on the register provided for in Section 2.03 of this Indenture, (1) with respect to any such event that is a Fundamental Change within thirty (30) days of the occurrence of such Fundamental Change, or (2) in all other cases, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Unless and until the Trustee shall receive such notice, the Trustee may assume that no event required to be disclosed in a notice delivered pursuant to this Section 10.10 has occurred.
     Section 10.11 Rights Issued in Respect of Common Stock Issued upon Conversion. If the Company hereafter adopts any stockholder rights plan involving the issuance of preference share purchase rights or other similar rights (the “Rights”) to all holders of the Common Stock, a Securityholder shall be entitled to receive upon conversion of its Securities in addition to the shares of Common Stock issuable upon conversion the related Rights for the Common Stock, unless such Rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, in which case the Conversion Rate shall be adjusted as provided in Section 10.04(d) on the date such Rights separate from the Common Stock.
     Section 10.12 Unconditional Right Of Holders To Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional (but subject to the conditions set forth in this Article 10 and in paragraph 8 of the Securities), to convert its Security in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.
     Section 10.13 Exchange in Lieu of Conversion.
          (a) When a Holder surrenders Securities for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the date of determination of the Average Price, such Securities to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the designated institution must agree to deliver, in exchange for such Securities, a number of shares of Common Stock equal to the applicable Conversion Rate, plus cash for any fractional shares, or cash or a combination of cash and shares of Common Stock in lieu thereof. Any cash amounts will be based on the Average Price.
          (b) If the designated institution accepts any such Securities, it will deliver the appropriate number of shares of Common Stock to the Conversion Agent and the Conversion Agent will deliver those shares to the Holder. Any Securities exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related consideration, the Company will, as promptly as practical thereafter, but not later than the third Business Day following determination of the average price, convert the Securities into cash and shares, if any, of Common Stock, as described in this Article 10.
          (c) The Company’s designation of an institution to which the Securities may be submitted for exchange does not require the institution to accept any Securities. If the designated institution declines to accept any Securities surrendered for exchange, the Company will convert those Securities into cash and shares, if any, of Common Stock, as described in this

Article 10. The Company will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation.
ARTICLE 11
MISCELLANEOUS
     Section 11.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     Section 11.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:
if to the Company:
Maxtor Corporation
500 McCarthy Boulevard
Milpitas, CA 95035
Attn: General Counsel
Fax: 303-678-3111
if to the Trustee:
U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, CA 90071
Attn: Corporate Trust Services
(Maxtor Corporation 2.375% Convertible Senior Notes due 2012)
Fax: 213-533-8729
     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.
     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

     Section 11.03 Communication By Holders With Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).
     Section 11.04 Certificate And Opinion As To Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
                    (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 11.05 Statements Required In Certificate Or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
                    (1) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;
                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
                    (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
                    (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.
     Section 11.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 11.07 Rules By Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.
     Section 11.08 Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Interest shall accrue with respect to such payment for the intervening period.

     Section 11.09 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 11.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
     Section 11.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

MAXTOR CORPORATION

By:	/s/ C.S. Park
Name: Dr. C.S. Park
Title: Chairman and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, As
Trustee

By:	/s/ Paula Oswald

Name: Paula Oswald
Title: Vice President

EXHIBIT A
[FORM OF FACE OF GLOBAL SECURITY]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS NOTE, AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY, OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); (D) TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; OR (E) UNDER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER

THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ADDITION, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
     The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

MAXTOR CORPORATION
2.375% Convertible Senior Notes Due 2012

CUSIP:
ISSUE DATE: August 15, 2005	Principal amount:
No.
     MAXTOR CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of ______ dollars ($______), on August 15, 2012.
     Interest Rate: 2.375% per year.
     Interest Payment Dates: February 15 and August 15 of each year, commencing February 15, 2006.
     Interest Record Date: February 1 and August 1 of each year.
     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	MAXTOR CORPORATION

By:

Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By

Authorized Signatory
Dated:

[FORM OF REVERSE OF GLOBAL SECURITY]
2.375% Convertible Senior Notes Due 2012
     This Security is one of a duly authorized issue of 2.375% Convertible Senior Notes Due 2012 (the “Securities”) of Maxtor Corporation, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of August 15, 2005 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. Interest.
     The Securities shall bear Interest on the principal amount thereof at a rate of 2.375% per year. The Company shall also pay Liquidated Damages as set forth in the Registration Rights Agreement.
     Interest will be payable semi-annually on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months.
     The Company will not pay accrued and unpaid interest on any Securities that are converted. Instead, accrued interest will be deemed paid by the cash and Common Stock, if any, received by Holders on conversion, rather than cancelled, extinguished or forfeited. If a Holder converts a Security after a Record Date for an Interest payment but prior to the corresponding Interest Payment Date, the Holder will receive on that Interest Payment Date accrued and unpaid interest on those Securities, notwithstanding the Holder’s conversion of those Securities prior to that interest payment date, because that Holder will have been the Holder of record on the corresponding Record Date. However, at the time that Holder surrenders Securities for conversion, the Holder must pay to us an amount equal to the Interest that will be paid on the related Interest Payment Date. The preceding sentence does not apply, however, if (1) the Company has specified a Redemption Date that is after a Record Date for an Interest payment but prior to the corresponding Interest Payment Date, (2) the Company has specified a Repurchase Date following a Fundamental Change that is during such period or (3) any overdue interest exists at the time of conversion with respect to the Securities converted.
     The Company will pay Interest to a Person other than the Holder of record on the Record Date if Holders elect to require us to repurchase the Securities on a date that is after a Record Date but on or prior to the corresponding Interest Payment Date. In this instance, the Company will pay accrued and unpaid Interest on the Securities being redeemed or repurchased to, but not including, the Redemption or Repurchase Date to the same person to whom we pay the principal of those Securities.

     If the principal amount of any Security, or any accrued and unpaid Interest or Liquidated Damages, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 3.01 of the Indenture and Section 5 hereof, upon the date set for payment of the Repurchase Price pursuant to Section 3.08 of the Indenture and Section 6 hereof, upon the Stated Maturity of the Securities, upon the Interest Payment Dates or upon the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), then in each such case the overdue amount shall, to the extent permitted by law, bear cash Interest at the rate of 2.375% per annum, compounded semiannually, which Interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including Interest thereon, has been made or duly provided for. All such Interest shall be payable in cash on each Interest Payment Date, or if earlier, the date such overdue amount is paid.
2. Method of Payment.
     Except as provided below, the Company shall pay Interest on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Security having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holder of any such Security.
     At Stated Maturity the Company will pay Interest on Certificated Securities at its office or agency in New York City, which initially will be the corporate trust office of the Trustee. The Company will make payments of interest at maturity on Global Securities to DTC, in immediately available funds.
     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Repurchase Prices and at Stated Maturity on (i) Global Securities, to DTC in immediately available funds and (ii) any Certificated Security, to the Holder who surrenders such Security at the office or agency of the Company in New York City. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.
3. [Reserved]
4. Indenture.
     The Securities are general unsecured obligations of the Company of $300,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption at the Option of the Company.
     No sinking fund is provided for the Securities. Beginning on August 20, 2010 the Company, at its option, may redeem the Securities in accordance with Article 3 of the Indenture for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100.68% of the principal amount of the Securities to be redeemed and beginning on August 15, 2011 the Company, at its option, may redeem the Securities in accordance with the Article 3 of the Indenture for cash at any time as a whole, or from time to time in part, at a Redemption Price equal to 100.34% of the principal amount of the Securities to be redeemed (such prices at which the Securities may be redeemed, being referred to as the “Redemption Price”), together, in each case, with accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on the Securities redeemed to (but excluding) the Redemption Date.
     In no event will any Security be redeemable at the option of the Company before August 20, 2010.
6. Purchase By the Company at the Option of the Holder.
     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase all or any portion of the Securities held by such Holder within 30 days (which purchase shall occur on a Business Day specified by the Company that is not less than 25 nor more than 40 Business Days after the date the Company gives a Company Notice pursuant to the Indenture) after the occurrence of a Fundamental Change for a Repurchase Price equal to the principal amount of those Securities plus accrued and unpaid Interest, and Liquidated Damages, if any, on those Securities up to (but excluding) the Repurchase Date. The Repurchase Price will be paid in cash, subject to the terms and conditions of the Indenture.
     Holders have the right to withdraw any Company Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
     If cash sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent, on the Repurchase Date, Interest and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) to but excluding such Repurchase Date, and the Holder thereof shall have no other rights other than the right to receive the Repurchase Price upon surrender of such Security.
7. Notice of Redemption.
     Notice of redemption pursuant to Section 3.01 of the Indenture and Section 5 of this Security will be mailed, as provided in the Indenture, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately on and after such Redemption Date Interest, and Liquidated Damages, if any, will cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8. Conversion.
     Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder’s option, to convert the Holder’s Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000), as described below and in the Indenture. The initial Conversion Rate is 153.1089 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest, if any. Instead, such amount shall be deemed paid by the cash or shares of Common Stock, if any, delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock the record date for which is prior to the date of conversion, except as set forth in the Indenture.
     A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.
     Subject to certain exceptions described in the Indenture, the Company will deliver cash and shares of Common Stock, if any, upon conversion of the Securities with a Conversion Value equal to the Conversion Rate multiplied by the Average Price of Common Stock during the 10 Trading Day period commencing after the third Trading Day following the date the Securities are tendered for conversion, as follows: (1) an amount in cash equal to the lesser of (a) the principal amount of Securities surrendered for conversion and (b) the Conversion Value, and (2) if the Conversion Value is greater than the principal amount, an amount in cash or shares of Common Stock equal to the sum of the Daily Share Amounts, calculated as described in the Indenture, with a value equal to the difference between the Conversion Value and the principal value. The Company may elect to pay the Net Amount in cash or shares of Common Stock equal to the sum of the Daily Share Amounts in its sole discretion.
     No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.
Conditions to Conversion
     On or after May 15, 2012, Holders may submit their Securities for conversion at any time. Prior to May 15, 2012, Holders may submit their Securities for conversion only under the circumstances described below.
     Conversion Upon Satisfaction of Sale Price Condition
     A Holder may surrender any of its Securities for conversion into cash and shares, if any, of Common Stock in any calendar quarter (and only during such calendar quarter) if the Sale Price, as defined in the Indenture, of the Common Stock, for at least 20 consecutive Trading Days, as defined in the Indenture, during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous fiscal quarter, is greater than or equal to 110% of the applicable Conversion Price per share of Common Stock on such last Trading Day.

     Conversion Upon Satisfaction of Trading Price Condition
     A Holder may surrender Securities for conversion into cash and shares, if any, of Common Stock prior to maturity, during the five Business Days immediately following any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price, as defined in the Indenture, per $1,000 principal amount of Securities (as determined following a request by a Holder of the Securities in accordance with the procedures described below) for each day of such Measurement Period was less than 100% of the product of the Sale Price of the Common Stock and the Conversion Rate.
     The Trustee shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be less than 100% of the product of the Sale Price of Common Stock and the Conversion Rate; at which time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 100% of the product of the Sale Price of the Common Stock and the Conversion Rate.
     Conversion Upon Notice of Redemption
     Holders of Securities that the Company calls for redemption pursuant to Section 3.01 of the Indenture may convert those Securities into cash and shares, if any, of Common Stock at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if the Securities are not otherwise convertible at such time. If a Holder already has delivered a Fundamental Change Purchase Notice with respect to a Security, however, the Holder may not surrender that Security for conversion until the Holder has withdrawn the Fundamental Change Purchase Notice in accordance with the Indenture.
     Conversion Upon Specified Corporate Transactions
          Conversions Upon Certain Distributions. If the Company elects to:
     (a) distribute to all Holders of Common Stock rights that are exercisable for not more than 45 days entitling them to purchase shares of Common Stock at less than the Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date of the distribution, other distributions pursuant to a stockholder rights plan unless such plan is triggered, or
     (b) distribute to all Holders of Common Stock the Company’s assets, debt securities or certain rights to purchase its securities (other than Common Stock), which distribution has a per share value as determined by the Board of Directors in its good faith judgment, which shall be conclusive, exceeding 15% of the Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date of the distribution, the Company must notify the Holders of the Securities at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day immediately prior to the “ex-dividend” date or the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time. No Holder may exercise this right to convert if the Holder otherwise may participate in the distribution without conversion. The “ex-dividend” date is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.
          Conversions Upon Specified Events. If the Company is party to any transaction or event (including any consolidation, merger or binding share exchange, but excluding changes resulting from a subdivision or combination) pursuant to which substantially all shares of its Common Stock would be converted into cash, securities or other property, a Holder may surrender Securities for conversion at any time from and after the date that is 15 days prior to the anticipated Effective Date of the transaction until the earlier of 15 days after the actual date of such transaction or the date that the Company announces that such transaction will not take place; provided, however, if such transaction also constitutes a Fundamental Change, a Holder may only surrender Securities for conversion at any time from and after the date the Company provides the Company Notice relating to such Fundamental Change through the Repurchase Date specified in such Company Notice. The Company will notify Holders and the Trustee as promptly as practicable following the date it publicly announces such transaction (but in no event less than 15 days prior to the effective time of such transaction unless such transaction also constitutes a Fundamental Change, in which case such notice will be provided no later than the date the Company provides the Company Notice relating to such Fundamental Change).
     At the effective time, settlement of the Securities and the Conversion Value and the Net Amount will be based on the kind and amount of cash, securities or other property of the Company or another person that the Holder would have received had the Holder converted its Security immediately prior to the transaction, unless the Company has elected to adjust the conversion rate for a Public Acquirer Change of Control as described in the Indenture. If a Holder converts its Securities in accordance with the previous paragraph and is entitled to an adjustment for Additional Shares as described in Section 10.05 of the Indenture, conversion of the Securities will settle after the effective time of such transaction. In addition, if Holders convert their Securities at any time following the effective time of the transaction, the Net Amount will be paid based on the kind and amount of such cash, securities or other property.
9. [Reserved].
10. Paying Agent, Conversion Agent, Registrar and Calculation Agent.
     Initially, the Trustee will act as Paying Agent, Conversion Agent, Registrar and Calculation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or Calculation Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or Calculation Agent.

11. Denominations; Transfer; Exchange.
     The Securities are in fully registered form, without coupons, in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Company Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.
12. Persons Deemed Owners.
     The registered Holder of this Security may be treated as the owner of this Security for all purposes.
13. Unclaimed Money or Securities.
     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
14. Amendment; Waiver.
     Subject to certain exceptions set forth in Section 9.02 of the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. The Company and the Trustee may amend the Indenture or the Securities without the consent of the Holders in the circumstances specified in Section 9.01 of the Indenture.
15. Defaults and Remedies.
     If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

16. Trustee Dealings with the Company.
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17. Calculations in Respect of Securities.
     The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the amounts of Liquidated Damages, if any, accrued on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.
19. No Recourse Against Others.
     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
20. Authentication.
     This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.
21. Abbreviations.
     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
22. GOVERNING LAW.
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

23. Copy of Indenture.
     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
MAXTOR CORPORATION
500 McCarthy Blvd.
Milpitas, CA 95035
Attn: General Counsel
24. Registration Rights.
     The Holders of the Securities are entitled to the benefits of a Resale Registration Rights Agreement, dated as of August 15, 2005, between the Company and Citigroup Global Markets Inc., as representative for the initial purchasers named therein, including the receipt of Liquidated Damages upon a Registration Default (as defined in such agreement). The Company shall make payments of Liquidated Damages on the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

ASSIGNMENT FORM	CONVERSION NOTICE
To assign this Security, fill in the form below:	To convert this Security into Common Stock of the Company, check the box ☐

I or we assign and transfer this Security to	To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

(Insert assignee’s soc. sec. or tax ID no.)

If you want the stock certificate made out in another person’s name fill in the form below:
(Print or type assignee’s name, address and zip code)

and irrevocably appoint	(Insert the other person’s soc. sec. tax ID no.

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.	(Print or type other person’s name, address and zip code)
Date:                      Your Signature:

(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

NOTICE OF EXERCISE OF REPURCHASE RIGHT

Name of Holder:

Principal amount of Securities to be purchased:

To exercise repurchase right for only part of this Security, the serial number thereof and the principal amount to be repurchased (which must be $1,000 or an integral multiple of $1,000):

If Certificated Securities, the certificate number(s) of the Securities for which the repurchase right is being exercised:

The Holder of the Security named above hereby elects to exercise its Repurchase Right with respect to such Security in the manner indicated above.
Date:                      Your Signature:

(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES
OF GLOBAL SECURITY
Initial Principal amount of Global Security:

	Amount of	Amount of	Principal
	Increase in	Decrease in	amount of
	Principal	Principal	Global	Notation by
	amount of	amount of	Security After	Registrar or
	Global	Global	Increase or	Security
Date	Security	Security	Decrease	Custodian

EXHIBIT B
[FORM OF FACE OF CERTIFICATED SECURITY]
     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS NOTE, AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY, OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); (D) TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; OR (E) UNDER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ADDITION, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
     The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

MAXTOR CORPORATION
2.375% Senior Convertible Notes Due 2012

REGISTERED
CUSIP:
ISSUE DATE:	Principal amount: $
No. R-
     Maxtor Corporation, a Delaware corporation, promises to pay to                      or registered assigns, the principal amount of                                          dollars ($                    ), on August 15, 2012.
     Interest Rate: 2.375% per year.
     Interest Payment Dates: February 15 and August 15 of each year, commencing February 15, 2006.
     Interest Record Date: February 1 and August 1 of each year.
     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	MAXTOR CORPORATION

By:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.
By
Authorized Signatory
Dated:

[FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A]

EXHIBIT C
MAXTOR CORPORATION
2.375% Convertible Senior Notes Due 2012
Transfer Certificate
     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $___ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:
☐	The transfer of the Surrendered Securities is made to the Company or any subsidiaries; or
☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or
☐	The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or
☐	The transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Regulation S under the Securities Act; or
☐	The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act;
and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).
☐	The transferee is an Affiliate of the Company.

DATE:	Signature(s)

C-1

     (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)
Signature Guaranteed

Participant in a Recognized Signature

C-2